SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED February 18, 1999
(To Prospectus dated October 26, 1998)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



               Mortgage Pass-Through Certificates, Series 1999-1

                                --------------


The Class BF certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


The Class BF Certificates

o This supplement relates to the offering of the Class BF certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class BF certificates. Additional information is contained in the prospectus supplement dated May 19, 1999 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 26, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the January 25, 2001, the class certificate balance of the Class BF certificates was approximately $924,000.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class BF certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

February 27, 2001

                               THE MORTGAGE POOL

     As of January 1, 2001 (the "Reference Date"), the Adjustable Rate Loan Group included approximately 2,228 Mortgage Loans having an aggregate Stated Principal Balance of approximately $217,503,770 and the Fixed Rate Loan Group included approximately 1,079 Mortgage Loans having an aggregate Stated Principal Balance of approximately $67,553,115.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                   As of January 1, 2001
                                                                           Adjustable Rate          Fixed Rate
                                                                                Loan                  Loan
                                                                                Group                 Group
Total Number of Mortgage Loans.........................................         2,228                 1,079
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days....................................................         8.30%                  6.95%
         60-90 days....................................................         3.01%                  2.56%
         91 days or more (excluding pending foreclosures)..............         3.46%                  3.75%
                                                                                -----                  -----
         Total Delinquencies...........................................        14.47%                 13.26%
                                                                               ======                 ======
Foreclosures Pending...................................................         4.08%                  3.02%
                                                                                -----                  -----
Total Delinquencies and foreclosures pending...........................        18.85%                 16.28%
                                                                               ======                 ======


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Thirty-four (34) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Thirteen (13) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

     Certain information as to the Fixed Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C mortgage loans originated by Countrywide Home Loans, Inc. A B&C mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due with on month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                        Delinquency and Foreclosure Experience
                                  As of December 31, 1998           As of December 31, 1999          As of September 30, 2000
                                  -----------------------           -----------------------          ------------------------
  Total Portfolio.......    $2,248,667,416.28     100.00%     $5,536,317,231.27     100.00%     $6,297,667,595.60     100.00%
  Delinquency
  percentage
         30-59 days.....      $103,063,606.19       4.58%       $341,598,592.95       6.17%       $488,808,384.90       7.76%
         60-89..........        23,791,570.99       1.06%        106,503,734.27       1.92%       $165,078,057.95       2.62%
         90+ days.......         3,913,233.13       0.17%         46,628,549.50       0.88%        $48,852,053.03       0.78%
             Total......      $130,768,410.31       5.82%       $496,730,876.72       8.97%       $702,738,495.88      11.16%
                         ===================== =========== ===================== =========== ===================== ===========
  Foreclosure Rate......       $40,596,309.61       1.81%        $90,023,803.50       1.63%       $202,421,398.83       3.21%
  Bankruptcy Rate.......       $20,237,252.48       0.90%        $47,660,244.96       0.86%        $87,980,960.40       1.40%
                         ===================== =========== ===================== =========== ===================== ===========


Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loan, Inc.'s control, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS BF CERTIFICATES

     The Class BF Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Interest." The Class BF Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Principal."

     As of January 25, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class BF Certificates was approximately $924,000 evidencing a beneficial ownership interest of approximately 0.332% in the Trust Fund. As of the Certificate Date, the Senior Adjustable Rate Certificates and the Senior Fixed Rate Certificates had an aggregate principal balances of approximately $169,182,654 and $59,237,044, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 60.77% and 21.28%, respectively in the Trust Fund. As of the Certificate Date, the Adjustable Rate Subordinated Certificates and the Fixed Rate Subordinated Certificates had aggregate principal balances of $42,588,000 and $7,392,000, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 15.30% and 2.66%, respectively, in the Trust Fund. For additional information with respect to the Class BF Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The January 2001 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of any interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each the month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vi) the Closing Date for the sale of the BF Certificate is February 27, 2001; (vii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (viii) except as indicated with respect to the weighted average lives, no optional termination is exercised with respect to either Loan Group on the respective Optional Termination Date; (ix) each Loan Group consists of Mortgage Loans having the approximate characteristics below: the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; and (the Fixed Rate Loan Group consist of two Mortgage Loans with the following characteristics:

Fixed Rate Loan Group


                                                                  Original Term to        Remaining Term to
   Principal                              Net Mortgage Rate         Maturity (in              Maturity (in
    Balance          Mortgage Rate (%)           (%)                 months)                     months)
------------------  -------------------- -------------------  ---------------------   ----------------------
$      32,156,301         10.77066             10.27066                      298                     270
$      35,396,813          8.53253              8.03253                      308                     282


     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% percent of the Prepayment Vector assumes prepayment rates of 2.4% per annum of the outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loan and an additional 2.4% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% Prepayment Vector assumes a constant prepayment rate of 24% per annum. For the Adjustable Rate Mortgages the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the them outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR, assumes a constant prepayment rate of 27% per annum.

     As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 125% of the Prepayment Vector; and other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentage of the Prepayment Vector.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class BF Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Vector and CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                                              Percent of Class Certificate
                                                  Balance Outstanding*

                                                                    Class BF
                                        ----------------------------------------------------------------
Fixed Rate Mortgage Loans -             0.00%    12.00%   18.00%    24.00%    30.00%    36.00%    42.00%
(PV)                                    -----    ------   ------    ------    ------    ------    ------
          Distribution Date
          -----------------

Initial Percent..................        100      100       100      100       100       100       100
January 25, 2002.................        100      100       100      100       100       100       100
January 25, 2003.................        100      100        95       81        69        58        45
January 25, 2004.................        100       94        76       60        44        22         4
January 25, 2005.................        100       80        61       39        14         0         0
January 25, 2006.................        100       69        46       16         0         0         0
January 25, 2007.................        100       58        26        0         0         0         0
January 25, 2008.................        100       49        10        0         0         0         0
January 25, 2009.................        100       33         0        0         0         0         0
January 25, 2010.................        100       20         0        0         0         0         0
January 25, 2011.................        100        8         0        0         0         0         0
January 25, 2012.................         98        0         0        0         0         0         0
January 25, 2013.................         91        0         0        0         0         0         0
January 25, 2014.................         82        0         0        0         0         0         0
January 25, 2015.................         79        0         0        0         0         0         0
January 25, 2016.................         76        0         0        0         0         0         0
January 25, 2017.................         72        0         0        0         0         0         0
January 25, 2018.................         69        0         0        0         0         0         0
January 25, 2019.................         65        0         0        0         0         0         0
January 25, 2020.................         61        0         0        0         0         0         0
January 25, 2021.................         56        0         0        0         0         0         0
January 25, 2022.................         51        0         0        0         0         0         0
January 25, 2023.................         41        0         0        0         0         0         0
January 25, 2024.................         28        0         0        0         0         0         0
January 25, 2025.................         15        0         0        0         0         0         0
January 25, 2026.................         14        0         0        0         0         0         0
January 25, 2027.................          0        0         0        0         0         0         0
January 25, 2028.................          0        0         0        0         0         0         0
                                           -        -         -        -         -         -         -
Weighted Average Life (years) **.        19.30     6.57      4.59     3.44      2.69      2.19      1.84


                --------------------------
                * Rounded to the nearest whole percentage.
                ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0 and $0 and $0 respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class BF Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class BF Certificates should consider carefully the ERISA consequences of, and the restrictions upon, an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences.

                                    RATINGS

     The Class BF Certificates are currently rated "BBB" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class BF Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                                        EXHIBIT 1

                                                   Mortgage Rates (1)
      ------------------------------------------------------------------------------------------------------------
                  Mortgage Rates (%)               Number of       Aggregate Principal Balance      Percent of
                                                 Mortgage Loans          Outstanding           Mortgage Pool (%)
      ------------------------------------------------------------------------------------------------------------

        6.001 - 6.500                                       1                      $118,980                0.18
        6.501 - 7.000                                       6                      $495,089                0.73
        7.001 - 7.500                                      20                    $1,803,114                2.67
        7.501 - 8.000                                      66                    $5,319,393                7.87
        8.001 - 8.500                                     119                    $8,345,881               12.35
        8.501 - 9.000                                     163                   $13,514,369               20.01
        9.001 - 9.500                                     151                   $10,070,682               14.91
        9.501 - 10.000                                    130                    $8,952,815               13.25
       10.001 - 10.500                                     69                    $4,478,708                6.63
       10.501 - 11.000                                     67                    $3,976,207                5.89
       11.001 - 11.500                                     53                    $2,445,530                3.62
       11.501 - 12.000                                     87                    $3,046,286                4.51
       12.001 - 12.500                                     36                    $1,181,148                1.75
       12.501 - 13.000                                     49                    $1,689,034                 2.5
       13.001 - 13.500                                     17                      $620,676                0.92
       13.501 - 14.000                                     23                      $877,094                 1.3
       14.001 - 14.500                                      5                      $108,152                0.16
       14.501 - 15.000                                     14                      $428,376                0.63
       15.001 - 15.500                                      1                       $14,946                0.02
       15.501 - 16.000                                      2                       $66,635                 0.1
                                                 -----------------------------------------------------------------
        Total                                           1,079                   $67,553,115                 100
                                                 =================================================================

             (1) As of the Reference Date, the weighted average Gross Mortgage Rate of the Mortgage Loans in the Fixed Rate
       Loan Group is approximately 9.598%.


                                              Current Mortgage Loan Principal Balances (1)
             -----------------------------------------------------------------------------------------------------------
                   Current Mortgage Loan Amounts          Number of      Aggregate Principal Balance      Percent of
                                                       Mortgage Loans            Outstanding           Mortgage Pool (%)
             -----------------------------------------------------------------------------------------------------------
              $ 0.00  to   $25,000                                 179                   $3,329,747                4.93
              $ 25,000.01 to   $50,000                             366                  $13,645,829                20.2
              $ 50,000.01 to   $75,000                             247                  $14,988,541               22.19
              $ 75,000.01 to  $100,000                             128                  $10,975,275               16.25
              $100,000.01 to $150,000                               95                  $11,410,530               16.89
              $150,000.01 to $200,000                               35                   $5,820,525                8.62
              $200,000.01 to $250,000                               19                   $4,090,516                6.06
              $250,000.01 to $300,000                                3                     $817,754                1.21
              $300,000.01 to $350,000                                5                   $1,671,026                2.47
              $350,000.01 to $400,000                                1                     $383,404                0.57
              $400,000.01 to $450,000                                1                     $419,967                0.62
                                                       -----------------------------------------------------------------
               Total                                             1,079                  $67,553,115                 100
                                                       =================================================================

              (1) As of the Reference Date, the average current Mortgage Loan principal balance of the Fixed Rate Loan Group is approximately $62,607.



                                                      Types of Mortgaged Properties
      ------------------------------------------------------------------------------------------------------------------
                    Property Type                  Number of         Aggregate Principal Balance        Percent of
                                                 Mortgage Loans            Outstanding               Mortgage Pool (%)
      ------------------------------------------------------------------------------------------------------------------
      Single Family                                         954                     $59,700,999                 88.38
      Low Rise Condo                                         33                      $1,766,436                  2.61
      Manufactured Housing                                   25                      $1,307,621                  1.94
      PUD                                                    44                      $3,621,586                  5.36
      2-4 Family                                             23                      $1,156,473                  1.71
                                                 ---------------------------------------------------------------------
        Total                                             1,079                     $67,553,115                   100
                                                 =====================================================================


                                                  Reference Loan-to-Value Ratios (1)
     -------------------------------------------------------------------------------------------------------------------
        Reference Loan-to-Value Ratios (%)          Number of        Aggregate Principal Balance        Percent of
                                                 Mortgage Loans              Outstanding             Mortgage Pool (%)
     -------------------------------------------------------------------------------------------------------------------
      50.00 or Less                                        139                       $5,708,307                  8.45
      50.01-55.00                                           56                       $2,481,279                  3.67
      55.01-60.00                                           78                       $4,214,108                  6.24
      60.01-65.00                                          114                       $7,655,778                 11.33
      65.01-70.00                                          161                      $10,264,917                  15.2
      70.01-75.00                                          175                      $11,468,968                 16.98
      75.01-80.00                                          204                      $15,354,012                 22.73
      80.01-85.00                                          101                       $6,830,171                 10.11
      85.01-90.00                                           27                       $2,797,062                  4.14
      90.01-95.00                                            5                         $182,810                  0.27
      95.01-100.00                                          19                         $595,701                  0.88
                                               -----------------------------------------------------------------------
                                                         1,079                      $67,553,115                   100
                                               =======================================================================

     (1) The weighted average Reference Combined Loan-to-Value Ratio of the Mortgage Loans in the Fixed Rate Loan
     Group is approximately 70.6%.


                                                      Occupancy Types (1)
     -----------------------------------------------------------------------------------------------------------------
                  Occupancy Type                    Number of        Aggregate Principal Balance        Percent of
                                                 Mortgage Loans              Outstanding             Mortgage Pool (%)
     -----------------------------------------------------------------------------------------------------------------
     Owner Occupied                                        974                      $62,455,037               92.45
     Non-Owner Occupied                                     92                       $4,272,181                6.32
     Vacation/Second Home                                   13                         $825,896                1.22
                                               ----------------------------------------------------------------------
       Total                                             1,079                      $67,553,115                 100
                                               ======================================================================

     (1) Based Upon representations of the related mortgagors at the time of origination.


                                       State Distributions of Mortgaged Properties
      ----------------------------------------------------------------------------------------------------------------
                        State                      Number of         Aggregate Principal Balance        Percent of
                                                 Mortgage Loans              Outstanding             Mortgage Pool (%)
      ----------------------------------------------------------------------------------------------------------------
      AK                                                      2                        $252,671                0.37
      AR                                                      7                        $290,500                0.43
      AZ                                                     34                      $1,629,810                2.41
      CA                                                    168                     $13,512,920                  20
      CO                                                     16                      $1,504,294                2.23
      CT                                                      5                        $456,868                0.68
      DC                                                      3                        $112,027                0.17
      DE                                                      1                         $89,400                0.13
      FL                                                    140                      $9,078,126               13.44
      GA                                                     40                      $2,232,055                 3.3
      HI                                                     24                      $3,063,400                4.53
      IA                                                      3                        $110,750                0.16
      ID                                                     11                      $1,024,742                1.52
      IL                                                     21                        $817,242                1.21
      IN                                                     53                      $2,683,836                3.97
      KS                                                      3                        $121,557                0.18
      KY                                                     16                      $1,260,006                1.87
      LA                                                     59                      $2,813,300                4.16
      MA                                                     13                      $1,166,438                1.73
      MD                                                      8                        $738,518                1.09
      ME                                                      2                        $101,894                0.15
      MI                                                     74                      $3,503,046                5.19
      MN                                                      3                        $193,992                0.29
      MO                                                     15                        $715,329                1.06
      MS                                                      7                        $357,423                0.53
      MT                                                      5                        $327,287                0.48
      NC                                                     11                        $655,300                0.97
      ND                                                      2                         $60,802                0.09
      NE                                                      2                         $78,652                0.12
      NH                                                      3                        $342,268                0.51
      NJ                                                      4                        $725,204                1.07
      NM                                                      2                         $89,518                0.13
      NV                                                     17                      $1,170,766                1.73
      NY                                                     12                        $899,140                1.33
      OH                                                     69                      $3,432,839                5.08
      OK                                                      3                        $102,968                0.15
      OR                                                     10                        $534,588                0.79
      PA                                                     20                      $1,444,567                2.14
      SC                                                      2                         $83,343                0.12
      SD                                                      4                        $199,115                0.29
      TN                                                     35                      $1,869,949                2.77
      TX                                                     79                      $3,251,205                4.81
      UT                                                     13                        $787,956                1.17
      VA                                                      9                        $467,277                0.69
      WA                                                     24                      $1,697,486                2.51
      WI                                                     21                      $1,345,348                1.99
      WV                                                      1                         $46,277                0.07
      WY                                                      3                        $111,114                0.16
                                                 ---------------------------------------------------------------------
        Total                                             1,079                   $67,553,115                 100
                                                 =====================================================================



                                             Remaining Terms to Maturity (1)
------------------------------------------------------------------------------------------------------------
   Remaining Term to Maturity (Months)        Number of      Aggregate Principal Balance      Percent of
                                           Mortgage Loans            Outstanding           Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------
   1 - 120                                              39                     $723,676                1.07
121 - 180                                              459                  $20,323,903               30.09
181 - 300                                               22                   $1,294,278                1.92
301 - 360                                              559                  $45,211,259               66.93
                                           -----------------------------------------------------------------
                                                     1,079                  $67,553,115                 100
                                           =================================================================

(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 276 months.


                                                Purpose of Mortgage Loans
------------------------------------------------------------------------------------------------------------
               Loan Purpose                   Number of      Aggregate Principal Balance      Percent of
                                           Mortgage Loans            Outstanding           Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------
Purchase                                               104                   $7,244,897               10.72
Refinance (rate/term)                                  236                  $11,987,452               17.75
Refinance (cash out)                                   739                  $48,320,766               71.53
                                           -----------------------------------------------------------------
                                                     1,079                  $67,553,115                 100
                                           =================================================================


                                   EXHIBIT 2


                             Payment Date: 02/25/01


          ------------------------------------------------------------
                             Countrywide Home Loans
                    Asset-Backed Certificates, Series 1999-1
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  AF1         6,229,044.34    5.995000%     1,253,218.97     31,119.27    1,284,338.24       0.00       0.00
                        AF2        29,000,000.00    6.160000%             0.00    148,866.67      148,866.67       0.00       0.00
                        AF3        14,008,000.00    6.815000%             0.00     79,553.77       79,553.77       0.00       0.00
                        AF4        10,000,000.00    6.370000%             0.00     53,083.33       53,083.33       0.00       0.00
                        MF1         4,158,000.00    6.760000%             0.00     23,423.40       23,423.40       0.00       0.00
                        MF2         2,310,000.00    7.255000%             0.00     13,965.88       13,965.88       0.00       0.00
                        BF            924,000.00    8.840000%             0.00      6,806.80        6,806.80       0.00       0.00
                        AV1       169,182,654.38    6.023750%     8,542,190.59    905,879.12    9,448,069.71       0.00       0.00
                        MV1        16,380,000.00    6.343750%             0.00     92,365.00       92,365.00       0.00       0.00
                        MV2        13,104,000.00    6.833750%             0.00     79,599.52       79,599.52       0.00       0.00
                        BV         13,104,000.00    8.463750%             0.00     98,585.76       98,585.76       0.00       0.00
                        BFI                 0.00    0.000000%             0.00    155,341.38      155,341.38       0.00       0.00
                        BVI                 0.00    0.000000%             0.00    233,327.10      233,327.10       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        278,399,698.72     -            9,795,409.56  1,921,916.99   11,717,326.55     -          -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          AF1         4,975,825.37              0.00
                                AF2        29,000,000.00              0.00
                                AF3        14,008,000.00              0.00
                                AF4        10,000,000.00              0.00
                                MF1         4,158,000.00              0.00
                                MF2         2,310,000.00              0.00
                                BF            924,000.00              0.00
                                AV1       160,640,463.79              0.00
                                MV1        16,380,000.00              0.00
                                MV2        13,104,000.00              0.00
                                BV         13,104,000.00              0.00
                                BFI                 0.00              0.00
                                BVI                 0.00              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        268,604,289.16     -
--------------------------------------------------------------------------------

                             Payment Date: 02/25/01


          ------------------------------------------------------------
                             Countrywide Home Loans
                    Asset-Backed Certificates, Series 1999-1
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     AF1     6,229,044.34     5.995000% 126671FC5    39.163093      0.972477    155.494543
                           AF2    29,000,000.00     6.160000% 126671FD3     0.000000      5.133333  1,000.000000
                           AF3    14,008,000.00     6.815000% 126671FE1     0.000000      5.679167  1,000.000000
                           AF4    10,000,000.00     6.370000% 126671FF8     0.000000      5.308333  1,000.000000
                           MF1     4,158,000.00     6.760000% 126671FG6     0.000000      5.633333  1,000.000000
                           MF2     2,310,000.00     7.255000% 126671FH4     0.000000      6.045833  1,000.000000
                           BF        924,000.00     8.840000% 126671FJ0     0.000000      7.366667  1,000.000000
                           AV1   169,182,654.38     6.023750% 126671FK7    29.971337      3.178389    563.627018
                           MV1    16,380,000.00     6.343750% 126671FL5     0.000000      5.638889  1,000.000000
                           MV2    13,104,000.00     6.833750% 126671FM3     0.000000      6.074444  1,000.000000
                           BV     13,104,000.00     8.463750% 126671FN1     0.000000      7.523333  1,000.000000
                           BFI             0.00     0.000000% N/A           0.000000      0.000000      0.000000
                           BVI             0.00     0.000000% N/A           0.000000      0.000000      0.000000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     278,399,698.72       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                             Countrywide Home Loans
                    Asset-Backed Certificates, Series 1999-1
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                                            Total
                                                            -----
Prin balance        66,299,895.59   208,961,579.11   275,261,474.70
Loan count                   1079             2171             3250
Avg loan rate           9.597915%        9.189391%             9.29
Prepay amount        1,154,966.29     8,019,954.27     9,174,920.56

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                                            Total
                                                            -----
Master serv fees        27,135.16        84,685.37       111,820.54
Sub servicer fees            0.00             5.44             5.44
Trustee fees                 0.00             0.00             0.00


Agg advances                  N/A              N/A              N/A
Adv this period        113,471.28       353,125.99       466,597.27

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                                            Total
                                                            -----
Realized losses              0.00       165,223.08       165,223.08
Cumulative losses      272,170.92     1,696,924.57     1,969,095.49

Coverage Amounts                                            Total
----------------                                            -----
Bankruptcy                   0.00             0.00             0.00
Fraud                        0.00             0.00             0.00
Special Hazard               0.00             0.00             0.00


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior          100.000000%           100.000000%            278,399,698.72
   -----------------------------------------------------------------------------
   Junior            0.000000%             0.000000%                      0.00
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                         243                20,428,703.11
60 to 89 days                          88                 7,256,798.17
90 or more                            115                 9,388,062.26
Foreclosure                           141                11,232,329.57

Totals:                               587                48,305,893.11
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                              3,880,390.40
Current Total Outstanding Number of Loans:                                52

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount           11,717,326.55         11,717,326.55
Principal remittance amount            9,795,409.56          9,795,409.56
Interest remittance amount             1,921,916.99          1,921,916.99